Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-67800, 333-50084, 333-33101, 333-68683, 333-19863, 333-82475, 333-119681, 333-142843 and 333-174619) of Service Corporation International of our report dated February 13, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 13, 2012